Exhibit 99.1

DigitalOcean Secures $725 Million in Equipment Financing Facility to Fund Capacity Expansion

Proactive financing transaction creates capacity to meet accelerating demand for the Company’s AI-Native Cloud platform in 2027 and 2028

BROOMFIELD, Colo., September 10, 2026 – DigitalOcean Holdings, Inc. (NYSE: DOCN), the AI-Native Cloud purpose-built for inference and agentic workloads, today announced that it has entered into a new $725 million equipment finance facility (the "Equipment Finance Facility") to fund the expansion of capacity to meet its growing customer demand. The Equipment Finance Facility, maturing on September 10, 2030, also includes an accordion option of up to $300 million, that the Company intends to exercise, subject to obtaining commitments from new or existing lenders, among other conditions.

The Company secured the Equipment Finance Facility to more closely align cash outflows with revenue at an attractive cost of capital. The Company intends to use the Equipment Finance Facility to acquire GPU, CPU, and other required equipment to meet customer demand for its AI-Native Cloud platform. MUFG Bank, Ltd. served as sole Administrative Agent and Collateral Agent. MUFG Bank, Ltd., Axos Bank, BMO Bank N.A. and Wells Fargo Bank, N.A. acted as Joint Lead Arrangers and Joint Bookrunners, with PNC Bank, N.A. serving as Document Agent. Additional details regarding the Equipment Finance Facility are available in the Company's Current Report on Form 8-K, filed on September 10, 2026 with the U.S. Securities and Exchange Commission (“SEC”).

"We continue to manage our balance sheet from a position of strength, with low leverage and healthy adjusted free cash flow margins. Securing incremental funding at an attractive cost of capital supports our ability to cost effectively add additional capacity to fuel growth in 2027, 2028 and beyond to meet the accelerating demand for our AI Native Cloud. We remain highly confident in our guidance for Q3 and the full year 2026 as well as in our outlook for 2027," said Matt Steinfort, Chief Financial Officer of DigitalOcean.

About DigitalOcean

DigitalOcean (NYSE: DOCN) is the AI-Native Cloud, purpose-built for inference and agentic workloads. Its five-layer integrated platform, spanning GPU and CPU infrastructure, core cloud, inference, data, and managed agent orchestration, is open throughout with no vendor lock-in, giving builders everything they need to start fast, scale production AI workloads, and improve unit economics. More than 680,000 customers and millions of developers globally trust DigitalOcean to build, ship, and scale their applications. Learn more at digitalocean.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this release include, but are not limited to, statements regarding our financial outlook, the flexibility and strength of our balance sheet, growing customer demand and our ability to support it, the intended use of the Equipment Finance Facility, and our plans with respect to the accordion feature thereunder. The forward-looking statements contained in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to our ability to continue to attract new customers and retain existing customers, our plans with respect to accelerating investments in data centers and GPU capacity and our ability to obtain additional commitments under the accordion feature of the Equipment Finance Facility. Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings and reports we make with the SEC.

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